QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.518

CHIRON CORPORATION NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE CHARTER

ROLE

        The Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Chiron Corporation ("Chiron") has two roles: (1) the Committee determines the slate of director nominees for election to Chiron's Board and recommends to the Board the individuals to fill vacancies occurring between annual meetings of stockholders, subject to the requirements of the Governance Agreement, dated as of November 20, 1994, between Chiron and Novartis AG ("Novartis"), as amended (as it may be further amended from time to time, the "Governance Agreement"); and (2) the Committee develops and recommends to the Board a set of corporate governance principles applicable to Chiron.

MEMBERSHIP AND STRUCTURE

        The Committee shall consist of at least three directors. Subject to that minimum number, the number of members shall be determined by reference to Section 2.03(b)(ii) of the Governance Agreement. A member shall not be an officer or employee of Chiron, each member shall be free of any relationship that, in the determination of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each member shall otherwise be "independent" and qualified to serve as a member of the Committee under applicable law and under the rules of the Nasdaq Stock Market, Inc. The Committee shall review at least annually, and upon the occurrence of any significant change, the qualification and independence of its members, and shall report the result of this review to the full Board.

        Subject to the requirements described above with respect to Committee membership, members of the Committee shall be appointed by the Board in accordance with the Governance Agreement. Committee members shall serve at the pleasure of the Board. The chairperson shall be appointed by the full Board.

        The Committee shall meet in person or telephonically at least two times a year, or more frequently when deemed necessary or desirable by the Committee or its chairperson, at such times and places as the Committee determines.

COMMUNICATIONS/REPORTING

        The Committee shall perform or cause to be performed and approved by the Committee annually an evaluation of the performance of the Committee of its role under this charter, including the duties and responsibilities set forth in Annex A. The evaluation shall include consideration of possible amendments to this charter, including the duties and responsibilities set forth in Annex A. The performance evaluation may be conducted in such manner as the Committee deems appropriate, and the result and recommendations shall be reported to the Board by the chairperson or any other member of the Committee. The chairperson shall report in a timely manner on Committee activities to the full Board.

EDUCATION

        Chiron is responsible for providing the Committee with educational resources relating to its role and duties and responsibilities, including corporate governance practices, corporate governance rules and requirements, nominating practices and any other material as may be requested by the Committee.

AUTHORITY

        In discharging its roles, duties and responsibilities, the Committee is empowered to cause and direct the investigation of any matter within its role, with full power to cause independent counsel or other experts or advisors to be retained for this purpose. The Committee may require any officer or employee of Chiron or Chiron's outside lawyers to attend a meeting of the Committee and to provide any information requested by the Committee or its member or consultants. The Committee shall have the full authority of the Board to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the compensation and other terms of engagement of search firms or consultants, counsel or other experts or advisors, as the Committee deems appropriate in its discretion, without seeking approval of the Board or management. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee shall also have the resources that it deems necessary to discharge its duties and responsibilities.

KEY DUTIES AND RESPONSIBILITIES

        The key duties and responsibilities of the Committee in carrying out its roles are delineated in Annex A to the Nominating and Corporate Governance Committee Charter. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

ANNEX A

        The following are the key duties and responsibilities of the Committee:

  1.
  To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

  2.
  To identify individuals believed to be qualified to become Board members and to determine the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In nominating candidates the Committee shall take into consideration such factors as it deems appropriate, subject to the terms of the Governance Agreement. The Committee may consider candidates proposed by management, but is not required to do so. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board but other than a vacancy that Novartis is entitled to fill pursuant to the Governance Agreement), the Committee shall determine a nominee to such vacancy through election by the Board.

  3.
  To develop and recommend to the Board standards to be applied in making determinations as to the absence of relationships between Chiron or its subsidiaries and a director which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director ("Director Independence").

  4.
  To assess and make recommendations to the Board on individual Director Independence in accordance with standards adopted by the Board on a general basis and with respect to specific issues as and if they arise.

  5.
  In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of directors in which the individual should serve.

  6.
  Develop and recommend to the Board a set of corporate governance principles applicable to Chiron, and to review those principles at least once a year.

  7.
  Consider and recommend to the Board procedures for assessing the effectiveness of corporate governance principles, including evaluation of Board and management corporate governance processes and performance.

QuickLinks

  Exhibit 10.518
CHIRON CORPORATION NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
ROLE
MEMBERSHIP AND STRUCTURE
COMMUNICATIONS/REPORTING
EDUCATION
AUTHORITY
KEY DUTIES AND RESPONSIBILITIES
  ANNEX A